STATE OF SOUTH CAROLINA)
)
COUNTY OF CHEROKEE)

CONTRACT FOR DEED

G&G/Cherokee Wood, Inc., hereinafter called Seller, hereby agrees to sell to American Pallet Leasing, Inc., hereinafter called Purchasers, and Purchasers hereby agree to purchase from Seller subject to the terms and conditions herein contained, the following property hereinafter sometimes called the premises, to-wit:

SEE EXHIBIT ``A'' ATTACHED HERETO.

The building located on the above-described parcels of land shall be purchased by Purchasers in the present "as is" condition.

1. The purchase price shall be Three Million Three Hundred Thousand and no/100 Dollars with the payment $550,000.00 Dollars this day paid by Purchasers to Seller and the agreement of Purchasers to pay to Seller said balance, Two Million Seven Hundred Fifty Thousand Dollars, said principal shall be repaid in 5 equal monthly installments of principal in the amount of $30,000.00 each beginning September 23, 2004, and continuing on the same day of each month thereafter until paid in full with the balance, Two Million Six Hundred Thousand ($2,600,000.00), being due on or before February 23, 2005. No interest will be due on said sums. Purchaser and Seller agree that possession of the premises will occur on September 7, 2004 Upon the receipt of the payment made this day, Seller agrees to give to Purchaser access to the corporate records of Seller which will be transported to the subject property in Blacksburg, S.C.

2. In addition to paying those sums above provided, Purchasers shall also pay, when due and owning, all amounts for any

hazard insurance upon this property to protect the interest of both parties thereto and any additional insurance to cover the Purchasers' personal belongings, as well as the amount due and owing for real property taxes assessed on the premises, commencing in 2005, and thereafter. The real property taxes on the premises for 2004 shall be pro-rated by and between the parties as of the date hereof. Throughout the term of this Contract, the Purchasers shall always maintain adequate hazard insurance upon the premises described above so as to fully protect both the interest of the Seller and shall furnish evidence thereof to the Seller and shall ensure that at all times the Seller is properly designated as the Loss Payee. In the event of any loss, any amounts deductible under the insurance coverage shall be paid solely by the Purchasers. It is anticipated that initially Purchasers shall deposit with Seller monthly, in addition to the required payments of principal and interest, an amount equal to one twelfth (1/12) of the yearly taxes as estimated by Seller to be sufficient to enable Seller to pay same at least 30 days before they become due. Upon demand by Seller, Purchasers shall deliver such additional monies as are required to make up any deficiencies in the amounts necessary to enable Seller to pay such taxes. At Seller's option, Purchasers shall also pay their hazard insurance premium through Seller under the same conditions. Purchasers may elect to take over Seller's existing insurance policy if permissible.

3. The Purchasers shall also have the following rights and obligations:

a. Purchasers shall have the privilege of pre-paying

the balance due under this Contract in whole or in part at any time, without pre-payment penalty, with each party paying their own customary, respective closing costs.

b. Purchasers shall have the privilege of refinancing the premises or obtaining other financing, at any time, without penalty, and the Seller agrees to cooperate with any such efforts on the part of the Purchasers. Once again, each party shall pay their own respective, customary closing costs.

c. Purchasers may not assign this Contract without the prior written consent of the Seller.

4. When the balance due under this Contract has been paid in full to the Seller, Seller agrees to deliver to the Purchasers a general Warranty Deed, in statutory form, conveying fee simple title to the Purchasers, free and clear of all liens and encumbrances of record except for the customary easements and/or rights of way of record, if any, and subject to any matters subsequently occurring for which the Seller is not responsible.

5. Purchasers shall hold possession of the premises and shall enjoy same unless and until there is a default of this Contract. Purchasers shall keep the premises in good order and condition.

6. Time is of the essence. Therefore it is agreed that should the Purchasers at any time be in default of payment of any amount due hereunder for a period of more than thirty (30) days after written notice thereof and demand for compliance, the Seller shall have the right to re-take possession of the premises and shall have no further obligations or liabilities to the Purchasers

and the Purchasers shall relinquish claims to any amounts theretofore paid under the Contract, but shall have no further liabilities so long as the Purchasers shall have peacefully surrendered possession of the premises, returning the premises in its present condition, reasonable wear and tear excepted. In the event of default, Seller's only remedy shall be the right to retake possession of the premises.

7. Seller certifies to Purchaser at the time Purchaser obtains possession of the subject property all equipment used in the operation of the premises is in working order.

8. Seller shall not encumber the premises with any liens or claims whatsoever, including any mortgages, real property agreements, and the like, other than those liens existing as of the date hereof, with the exception of the Mortgage permitted under Paragraph 11 of this Agreement. Seller agrees to immediately notify Purchasers of any liens, claims or mortgages filed against said premises.

9. Seller covenants and agrees that Purchasers, on performing as herein provided, shall lawfully and quietly hold, occupy and enjoy the demised premises during the term of this Contract, without hindrance, ejection or molestation.

10. Seller and his representative shall be permitted, at reasonable times, upon reasonable notice, to come upon the demised premises for any reasonable purpose.

11. Both parties acknowledge that the Seller may at any time obtain a mortgage on said property and said mortgage and other loan documents may contain what is commonly known as a "due on sale"

clause, which, in effect provides that if the property covered by the mortgage above-described is sold or transferred by the Seller without the lender's prior written consent, the lender may, at its sole option, declare all loan amounts secured thereby to be immediately due and payable. In the event the lender exercises its right to declare the loan balance immediately due and payable, all parties agree to cooperate in an effort to allow the Purchasers to assume the existing loan or to obtain other alternate financing and to otherwise mutually assist one another in resolving the matter. All costs associated with this matter shall be the Purchasers. If Purchasers assume the balance on the existing loan, this balance will be deducted from the Purchase price due Seller. Seller agrees, however, that any loan obtained on this parcel shall never have a balance greater than the balance due Seller by Purchaser on this sale.

12. All parties hereto agree, at this time, that the within Contract shall not be recorded, nor shall any notice thereof be given anyone not a party hereto or to their representative or agent at this time. Purchasers may, at their option, record this Contract at any time.

13. Each party hereto agrees to fully indemnify and hold harmless the other party hereto as to any claims, causes of action, or any other problems of any nature whatsoever, for which that party is not responsible. Seller specifically warrants and agrees that this Agreement shall be binding upon his heirs and assigns.

14. Notices and payments provided for herein shall be mailed to Seller at ______________________________, and

to the Purchasers at 2031 Northgate Dr. Cedar Rapids, Iowa 52403, or at such other address as a party hereto may otherwise subsequently provide the other.

15. The within Agreement shall be construed according to the laws of the State of South Carolina, and any questions pertaining thereto shall be decided solely by the Courts of this State.

16. The Seller and the Purchaser agree that the provisions of the ``Offer to Purchase Real Estate-Receipt of Deposit'' between the parties dated February 16, 2004 are superceded by this Agreement but that the provisions and covenants contained in the ``Business Purchase Agreement and Receipt for Deposit'' dated 17 February, 2004 are reaffirmed and restated in this Contract for Deed with the exception of any financial provisions which are inconsistent with this Contract for Deed; and that the within Agreement shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns. The within Contract shall be modified or otherwise amended ~~except~~ only CSG TRB by subsequent written Agreement.

IN WITNESS WHEREOF, the undersigned hereunto set their hands and seals this 13 day of August, 2004.

WITNESSETH:

James F. Crigler

G&G/Cherokee Wood, Inc.

By: Cecil S Gregory

Its: Cecil S Gregory

American Pallet Leasing, Inc.

Craig Meriff

By: Tim Bumgarner

Its: Tim Bumgarner